UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

YOUR INTERNET DEFENDER INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176581	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 E. Sunrise Highway, Suite 202 Valley Stream, NY 11581
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (863) 669-3724

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements which express that we "believe," "anticipate," "expect," or "plan to," and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward looking statements. The forward-looking statements speak as of the date hereof, and we do not undertake any obligation to update or revise any forward looking statements, except as expressly required by law.

Section 1 – Registrant's Business and Operations

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Exchange and Acquisition Agreement

On August 5, 2014, Your Internet Defender Inc., a Nevada corporation (the "Company"), entered into a Securities Exchange and Acquisition Agreement (the "Acquisition Agreement") with Corindus, Inc., a Delaware corporation ("Corindus"), to acquire Corindus and its wholly owned subsidiary, Corindus Security Corporation, a Delaware corporation. Pursuant to the terms thereof, at Closing (as defined in the Acquisition Agreement) (i) all outstanding shares of common stock of Corindus, $0.01 par value per share (the "Corindus Shares"), will be exchanged for shares of the Company's common stock, $0.0001 par value per share (the "Company Common Stock"), and (ii) all outstanding options and warrants to purchase Corindus Shares (the "Corindus Options" and "Corindus Warrants") will be exchanged for or replaced with options and warrants to acquire shares of Company Common Stock (the "Company Options" and "Company Warrants," respectively) (the "Transaction"). The Company will acquire Corindus Security Corporation pursuant to an Interest Transfer Agreement between Corindus and the Company. Following the Closing, Corindus and Corindus Security Corporation will be wholly owned subsidiaries of the Company.

Corindus is a global technology leader in robotic-assisted vascular interventions. Corindus' flagship product, the CorPath® Vascular Robotics System (the "CorPath System") brings the precision and accuracy of robotic technology to percutaneous coronary intervention ("PCI") procedures performed in an interventional cath lab and is the first robotic system that offers interventional cardiologists precise procedure and stent control during vascular interventions. The CorPath System is intended for use in the remote delivery and manipulation of coronary guide wires and rapid exchange balloon/stent catheters during PCI procedures. In July 2012, Corindus received 510(k) clearance for the CorPath System and initiated a limited commercial launch in the U.S. While Corindus is initially targeting PCI procedures, we believe its open platform technology is capable of addressing all segments of the vascular market, including peripheral, carotid, neuro and other more complex cardiac interventions such as structural heart. Corindus is committed to improving patient care by empowering interventionalists with precise, cost-effective, robotic-assisted control of vascular devices in a less hazardous work environment.

Issuance and Exchange of Company Shares for Corindus Shares

At Closing, to be held in accordance with the provisions in the Acquisition Agreement and subject to the terms and agreements set forth therein, each Corindus Share outstanding immediately prior to the Closing will be exchanged for the respective number of validly issued, fully paid and non-assessable shares of Company Common Stock (the "Company Shares"), with all fractional shares to be rounded up to the nearest whole share. The exchange ratio for converting Corindus Shares into Company Shares will be 25.00207 Company Shares for each Corindus Share (the "Exchange Ratio"). Accordingly, the Company will issue 73,360,287 Company Shares in exchange for 100% of the outstanding Corindus Shares.

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Issuance and Exchange of Company Options and Company Warrants for Corindus Options and Corindus Warrants

At Closing, the Company will issue Company Options in exchange for or replacement of the Corindus Options which were previously issued under the Corindus 2006 Option Plan and the Corindus 2008 Option Plan. The Company Options will cover a number of Company Shares equal to the product (rounded down to the next whole number of Company Shares) of the number of Corindus Shares underlying each Corindus Option immediately prior to the Closing multiplied by the Exchange Ratio, and will have an exercise price per Company Share equal to the per share exercise price of such Corindus Option immediately prior to the Closing divided by the Exchange Ratio. The Company Options will continue to vest and become exercisable following the Closing on the same time-vesting schedule as in effect prior to the Closing, based on the option holder’s continued service to the Company. The Company will similarly issue Company Warrants in exchange for Corindus Warrants. The Company will reserve 9,035,016 and 5,029,865 Company Shares for issuance upon the exercise of Company Options and Company Warrants, respectively. The 2014 Stock Award Plan and forms of option to be adopted at Closing are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Lock-up Agreements on Company Shares, Company Options and Company Warrants

The holders of Corindus Shares (the "Corindus Shareholders"), the holders of Corindus Options issued pursuant to the Corindus 2006 Option Plan (the "2006 Option Plan") and the holders of Corindus Warrants will execute lock-up agreements (the "Lock-Up Agreements") which provide for an initial 12-month lock-up period followed by a subsequent 12-month limited sale period, commencing with the date of Closing. Each holder of Corindus Options issued pursuant to the Corindus 2008 Option Plan will be required to execute the same Lock-Up Agreement upon exercise of their replacement Company Options. The form of Lock-Up Agreement is filed hereto as an exhibit to this Form 8-K and is incorporated herein by reference.

Spin-Out of the Company's Former Operating Business

At Closing, the Company will transfer its former operations to Lisa Grossman, a former officer and shareholder of the Company, in exchange for the satisfaction of a promissory note issued to her in the principal amount of $248,831.59 (the "Grossman Note"). Thereafter, the business of Corindus will become the sole focus of the Company and, as soon as is practicable after the Closing, the Company will change its name to "Corindus Vascular Robotics, Inc."

Increase in Authorized Shares of the Company and Name Change

As soon as practicable after Closing, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Nevada to change its name to "Corindus Vascular Robotics, Inc." and to increase its authorized capital stock from 151,000,000 shares to 260,000,000 shares (250,000,000 shares of common stock at $0.0001 par value per share and 10,000,000 shares of preferred stock at $0.0001 par value per share).

Repurchase of Outstanding Company Shares

Immediately after Closing, the majority shareholder of the Company and another shareholder of the Company will sell an aggregate of 31,143,700 shares of the Company's common stock to the Company at par value (or an aggregate of $3,114.37) pursuant to a written agreement between such shareholders and the Company (the "Repurchase Agreement"), which Repurchase Shares will be immediately canceled and returned to the authorized but unissued shares of the Company.

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Change in Directors and Officers of the Company

At Closing, the current sole director of the Company will nominate and appoint the board designees of Corindus to the Company's Board of Directors, and immediately thereafter, the sole director of the Company will resign and the Company's new Board of Directors will appoint the officer designees to serve as officers of the Company.

Equity Infusion of $2 Million

Immediately after Closing, a private investor (the "Private Investor") will purchase one million shares of the Company's common stock at a purchase price of $2.00 per share (the "Equity Infusion") pursuant to a stock purchase agreement to be entered into prior to the Closing by and between the Company and the Private Investor (the "Stock Purchase Agreement"), provided, however that upon the closing of the Equity Infusion, the number of issued and outstanding shares of Company Common Stock held by non-Corindus Shareholders will not exceed 21,856,300 shares. The Company will grant registration rights to the Private Investor covering the shares purchased under the Stock Purchase Agreement pursuant to a registration rights agreement entered into prior to the Closing by and between the Company and the Private Investor (the "Private Investor Registration Rights Agreement"). The Stock Purchase Agreement and the Private Investor Registration Rights Agreement are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Demand Registration Rights Agreement

Immediately after Closing, the Company will enter into a demand registration rights agreement (the “Demand Registration Rights Agreement”) with Koninklijke Philips N.V., HealthCor Partners Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., HealthCor Partners Fund II, LP and 20/20 Capital III LLC, in order to grant such shareholder demand, piggy-back and S-3 shelf registration rights with respect to their ownership of shares of Company Common Stock. The Demand Registration Rights Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Closing

The Closing is expected to occur on or before August 12, 2014. If the Closing fails to occur by August 12, 2014 or by such later date to which the Closing may be extended, the Acquisition Agreement will automatically terminate, all parties will pay their own expenses incurred in connection therewith and no party thereto will have any further obligations thereunder.

Immediately after Closing, after giving effect to the issuance of the Exchange Shares and Equity Infusion shares and the cancellation of the Repurchase Shares, the number of shares of Company Common Stock issued and outstanding will be 95,216,587, of which the former Corindus shareholders will own approximately 77%. After giving effect to the issuance of the Exchange Shares and Equity Infusion shares and the cancellation of the Repurchase Shares and assuming the issuance of the shares of Company Common Stock reserved for issuance upon exercise of the Company Options and Company Warrants, the number of shares of Company Common Stock issued and outstanding will be 109,281,468, of which the former Corindus shareholders, option holders and warrant holders will own 80%.

The Acquisition Agreement has been attached as an exhibit hereto to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or Corindus in any public reports filed by the Company with the U.S. Securities and Exchange Commission. The representations, warranties, and covenants contained in the Acquisition Agreement were made only for purposes of the Acquisition Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Acquisition Agreement, and are subject to limitations agreed upon by the parties to the Acquisition Agreement, including being qualified by confidential disclosure schedules provided by the Company and Corindus in connection with the execution of the Acquisition Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement have been made for the purposes of allocating risk between the parties to the Acquisition Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Acquisition Agreement may not constitute the actual state of facts about the Company or Corindus. The representations and warranties set forth in the Acquisition Agreement may also be subject to a contractual standard of materiality different from the actual state of facts or the actual condition of the Company or Corindus or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

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The foregoing is a summary of the material terms of the Acquisition Agreement. Investors are encouraged to carefully review the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits:

Exh. No.	Document

2.1	Securities Exchange and Acquisition Agreement between Your Internet Defender Inc. and Corindus, Inc., dated August 5, 2014*
3.3	Form of Certificate of Amendment to the Certificate of Incorporation*
10.01	2014 Stock Award Plan*
10.02	Form of Employee Stock Option for 2006 Option Holders*
10.03	Form of Director Stock Option for 2006 Option Holders*
10.04	Form of Employee Stock Option for 2008 Option Holders*
10.05	Form of Officer Stock Option for 2008 Option Holders*
10.06	Form of Director Stock Option for 2008 Option Holders*
10.07	Form of Lock-Up Agreement*
10.08	Form of Stock Purchase Agreement for Equity Infusion*
10.09	Form of Private Investor Registration Rights Agreement*
10.10	Form of Demand Registration Rights Agreement*

____________________________

 * Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	YOUR INTERNET DEFENDER INC.

	By:	/s/ Leah Hein
Leah Hein
Chief Executive Officer

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